Accel Entertainment Names Brett Summerer Chief Financial Officer

Experienced Financial Leader Brings 25 Years of Operational
Discipline and Growth Experience to Accel

CHICAGO – September 22, 2025 – Accel Entertainment, Inc. (NYSE: ACEL) (“Accel” or the “Company”), a leading locals-focused gaming operator partnering with small businesses, local communities, and state governments to provide entertaining, convenient, and safe gaming experiences nationwide, announced today that Brett Summerer has been named Chief Financial Officer, effective September 22, 2025. Mr. Summerer will report directly to Accel’s Chief Executive Officer, Andy Rubenstein. Mr. Summerer succeeds Mark Phelan, who has served as acting CFO in addition to his ongoing role as President, U.S. Gaming.

In his new role, Mr. Summerer will oversee all financial aspects of the Company’s business, including internal and external financial reporting, internal audit, compliance and controls, investor relations, and the Company’s treasury and capital markets functions. Mr. Summerer also will take a prominent role in strategic planning, business development, and mergers and acquisitions.

With over 25 years of experience, Mr. Summerer has held senior finance, operations, and IT roles across public, private, and founder-led companies. He brings a strong record of delivering enterprise-wide transformational and sustainable growth, while balancing strategic investments with operational rigor. Mr. Summerer’s prior leadership roles at Kraft Heinz, Corning, and General Motors included managing global P&Ls, leading strategic initiatives, and driving profitable growth. Most recently, Mr. Summerer served as CFO of Verano Holdings, where he built a 70-person Finance and IT team, led multiple system implementations, and completed more than 20 M&A transactions in a regulated, multi-state company operating in a high-growth industry.

Andy Rubenstein commented, “Brett is an accomplished finance leader who brings extensive operational and financial discipline as well as experience in regulated industries to the CFO role at Accel. With a proven record of driving sustainable growth across diverse industries and business models, Brett will be an integral member of the team as we continue scaling our operations and expanding into new markets, while we also work to strengthen our financial platform and deliver long-term value for our stakeholders.”

Mr. Rubenstein added, “We are grateful to Mark for stepping into the acting CFO role and ensuring continuity during this transition. Mark has added a lot of value and made significant contributions to our finance function during this short transition period – his steady leadership and deep knowledge of our business have been invaluable, and we look forward to his continued contributions leading our U.S. Gaming operations.”

Mr. Summerer commented, “I am excited to join what I see as a compelling opportunity – Accel has built a unique and resilient business model at the forefront of local gaming as a trusted partner of small businesses and local communities, and has emerged as one of the largest distributed gaming operators in the country. With Accel’s focus on consistent operational execution and on near- and long-term growth opportunities, I am excited to join Andy, Mark, and the leadership team, as well as the entire Accel organization, as we work together to advance the Company’s strategy, enhance operational excellence, and support value creation for shareholders.”

Mr. Summerer holds multiple Bachelor of Science degrees and a Master’s degree from Michigan State University, as well as an MBA in Finance and Accounting from the University of Michigan’s Ross School of Business.

About Accel

Accel Entertainment, Inc. (NYSE: ACEL) is the nation’s premier provider of locals-focused gaming, operating more than 27,000 legal and regulated electronic gaming machines in over 4,400 third-party owned neighborhood businesses across 10 states, along with 20 owned and operated gaming locations and a racino. By partnering with small business owners and local governments, Accel creates entertaining, accessible, and safe gaming experiences that deliver real benefits to communities, including $325 million in annual tax contributions in 2024 and support for tens of thousands of jobs across the local communities we serve.

With 1,500 employees and a culture rooted in integrity, people first, community impact, and excellence, Accel provides comprehensive, capital-efficient solutions featuring leading gaming content, proprietary payment systems, the Gamblers Bonus® Loyalty Program, 24/7 field service, and marketing resources to help its partners grow. Accel’s racino, Fairmount Park Casino & Racing, opened in April 2025 and features over 270 gaming machines, live thoroughbred horse racing, a sports book, pari-mutuel betting, and dining amenities.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, including, but not limited to, any statements regarding future strategies, opportunities and plans. The words “predict,” “estimated,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue,” and similar expressions or the negatives thereof are intended to identify forward-looking statements. These forward-looking statements represent our current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to risks and uncertainties indicated from time to time in documents filed or to be filed with the U.S. Securities and Exchange Commission including those described in the section entitled “Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law. In addition, the inclusion of any statement in this press release does not constitute an admission by us that the events or circumstances described in such statement are material. We qualify all of our forward-looking statements by these cautionary statements.

Contact
Joseph Jaffoni, Norberto Aja
JCIR
212-835-8500
acel@jcir.com